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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 3, 2000) pertaining to the AuctionRover.com, Inc. 1999 Stock Award Plan and the AuctionRover.com, Inc. 1999 Executive Stock Award Plan of our report dated February 8, 2000, with respect to the financial statements of GoTo.com, Inc. included in the Annual Report (Form 10-K) of Goto.com, Inc. for the year ended December 31, 1999.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 3, 2000) pertaining to the AuctionRover.com, Inc. 1999 Stock Award Plan and the AuctionRover.com, Inc. 1999 Executive Stock Award Plan of our report dated January 31, 2000, with respect to the financial statements of Cadabra Inc. included in the Current Report (Form 8-K) of GoTo.com filed on March 16, 2000.


                                                  /s/ Ernst & Young LLP


Los Angeles, California
May 3, 2000